UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 21, 2016

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders.
On June 21, 2016, South Dakota Soybean Processors, LLC ("the Company") held its 2016 Annual Meeting of Members in Volga, South Dakota. The primary purposes of the meeting were: (1) to receive the report of management on the business of the Company and the Company's audited financial statements for the year ended December 31, 2015, (2) to elect five persons to serve on the Company's board of managers, and (3) to approve, on an advisory basis, the compensation of the Company's named executive officers ("Say-on-Pay").
In the first proposal, the following persons were elected to the Company's board of managers:
District 1:    Kent Howell
District 2:    Robert Nelsen
District 3:    Jeffrey Hanson
District 4:    Gary Kruggel
District 5:    Ned Skinner
Messrs. Howell and Kruggel, whom ran unopposed, were elected by unanimous ballot.
In District 2, Robert Nelsen was elected by the following tally:
Robert Nelsen        39
Doyle Renaas        36
In District 3, Jeffrey Hanson was elected by the following tally:
Jeffrey Hanson    34
David Driessen    13
In District 5, Ned Skinner was elected by the following tally:
Ned Skinner        32
Edward Verhelst    15
In the second proposal, the members voted to endorse the compensation of the Company's named executive officers. The Say-on-Pay tally was:
For            137
Against        45
Abstain        31
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: June 23, 2016	/s/ Thomas Kersting
Thomas Kersting, Chief Executive Officer